[Citizens Bancshares, Inc. & Mid Am, Inc.. Synopsis of Merger. May 21, 1998]


         This current report on Form 8-K, including the investor materials, contains forward-looking statements that involve risk and uncertainty. It should be noted that a variety of factors could cause the combined company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the combined company's forward-looking statements.

         The risks and uncertainties that may affect the operations, performance, development, growth projections and results of the combined company's business include, but are not limited to, the growth of the economy, interest rate movements, timely development by the combined company of technology enhancements for its products and operating systems, the impact of competitive products, services and pricing, customer business requirements, Congressional legislation, acquisition cost savings and revenue enhancements and similar matters. Readers of this report are cautioned not to place undue reliance on forward-looking statements which are subject to influence by the named risk factors and unanticipated future events. Actual results, accordingly, may differ materially from management expectations.

[Transaction Description - Term Sheet]

Structure:          Merger of Equals. Tax Free exchange of common stock
                    accounted for as a "pooling of interests." Cross options granted to each company for 19.9% of the other partner.

Exchange Ratio:     Fixed exchange; ratio of 0.385* Citizens shares for each
                    share of Mid Am; Citizens shares remain outstanding

Pro forma diluted
shares outstanding: 18.1 million


Pro forma holding
company: Combined assets: $4.00 billion. Combined market capitalization: $1.3 billion


Expected Closing:   Fourth quarter 1998, subject to regulatory and shareholder approval



* On May 12, 1998, Citizens announced a two-for-one stock split effective June 1, 1998. The fixed exchange ratio will then be adjusted to 0.77.

[Transaction Description - Term Sheet]


Management:

Chairman & CEO -           David R. Francisco (current Mid Am President & CEO)
President & COO -          Marty E. Adams (current Citizens President & CEO)
Senior Chairman -          Edward J. Reiter  (current Mid Am Chairman & CEO)
Vice Chairman -            James C. Mc Bane (current Citizens Chairman)




Board of Directors:        Equal representation - Eleven directors from Mid Am
                           & eleven directors from Citizens.



Headquarters:              Bowling Green, OH


Dividend:                  Current Mid Am indicated rate

[Merger Benefits]

Merger creates a $4 billion asset size Ohio-based commercial banking franchise with approximately $1.3 billion in market capitalization.

Combined cost savings of approximately 8-10% or $16-20 million will result in projected 1999 EPS of approximately $4.00 vs. Citizens' projected 1999 EPS of $3.50.


Accretive to both shareholder groups earning per share.


Pro forma institution creates significant opportunities in the merger market arena.


Accelerates realization of non-bank revenue diversification strategy due to larger customer base.


Potential for significant revenue enhancements based on cross-selling opportunities.

[Merger Benefits]



Combined geographic coverage provides broader regional reach and geographic diversity.


Enhanced benefits to customers and communities in which institutions operate.


Combined management team provides enhanced intellectual capital positioning company for continued superior profitability.


Organizations share similar "super-community" operational philosophies that can facilitate integration and enhance business momentum.

[Citizens Bancshares, Inc.}

[Map]


[Market Share Rank (Total County Deposits >$900mm)]

1. Jefferson, OH - #1
2. Columbiana, OH - #1
3. Beaver, PA - #3
4. Belmont, OH - #7
5. Stark, OH - #7
6. Mahoning, OH - #8
7. Butler, PA - #16

[Branch Details]

Number of Offices - 62
Avg. Deposits per Office - $23,366


[Balance Sheet Items (As of 3/31/98)]

Total Assets -    $1,785,682
Total Deposits-   $1,401,967
Total Equity -    $157,578

[Income Statement Items (as of 3/31/98)]

ROAA (LQA) -                        1.54%
ROAE (LQA) -                       17.45%
Efficiency Ratio (Mar. Qtr.) -     49.90%
Diluted EPS (LQA) -                $1.56


[Market Information]

Stock Price (Close 5/20/98) -       $72.75
Market Capitalization -             $643,895,000
Price/Tangible Book Value -         432.50%
Price/LQA EPS -                     23.55x

[Mid Am, Inc.}

[Map]


[Market Share Rank (Total County Deposits >$900mm)]

1. Wood, OH - #1
2. Greene, OH - #5
3. Lenawee, MI - #6
4. Allen, OH - #6
5. Lucas, OH - #8
6. Warren, OH - #20
7. Montgomery, OH - #17

[Branch Details]

Number of Offices - 84
Avg. Deposits per Office - $23,441


[Balance Sheet Items (As of 3/31/98)]

Total Assets -    $2,239,113
Total Deposits-   $1,781,482
Total Equity -    $163,231

[Income Statement Items (as of 3/31/98)]

ROAA (LQA) -                   1.34%
ROAE (LQA) -                   17.62%
Efficiency Ratio (Mar. Qtr.) - 70.28%
Diluted EPS (LQA) -            $1.24


[Market Information]

Stock Price (Close 5/20/98) -       $27.00
Market Capitalization -             $630,718,000
Price/Tangible Book Value -         407.85%
Price/LQA EPS -                     21.59x

[Citizens Bancshares, Inc. & Mid Am, Inc. Pro Forma Branch Locations]

[Map]


CONTRIBUTION ANALYSIS
Citizens' Financials Include Century Acquisition (Pooling Accounting)

                                                CITIZENS*                      MID AM
                                              Quarter Ended                 QUARTER ENDED               PRO FORMA
ASSETS                                         31-Mar-98                      31-MAR-98                 31-MAR-98
----------------------------------      ----------------------        ----------------------        ------------------

SECURITIES                                             534,198                       460,738                   994,936

LOANS, NET                                           1,128,046                     1,591,468                 2,719,514

INTANGIBLES                                              8,701                         8,586                    17,287

OTHER ASSETS                                           114,737                       178,321                   293,058
----------------------------------      ----------------------        ----------------------        ------------------
TOTAL ASSETS                                        $1,785,682                     2,239,113                 4,024,795
==================================      ======================        ======================        ==================

LIABILITIES

DEPOSITS                                             1,401,967                     1,781,482                 3,183,449

BORROWINGS                                             210,821                       269,400                   480,221

OTHER LIABILITIES                                       15,316                        25,000                    40,316
----------------------------------      ----------------------        ----------------------        ------------------
TOTAL LIABILITIES                                   $1,628,104                     2,075,882                 3,703,986
==================================      ======================        ======================        ==================

TOTAL SHAREHOLDERS' EQUITY                            $157,578                      $163,231                  $320,809
----------------------------------      ----------------------        ----------------------        ------------------

TOTAL LIABILITIES & EQUITY                          $1,785,682                    $2,239,113                $4,024,795

NET INCOME (MAR. QTR.  ANNUALIZED)                      27,520                        29,772                    57,292
==================================      ======================        ======================        ==================
NET INCOME (LAST TWELVE MONTHS)                         24,238                        28,757                    52,995
==================================      ======================        ======================        ==================

_____________________________________

*    Earnings Exclude One-Time Deal Related Expenses

[The ProForma Company]

Twelve months ended March 31, 1998, including $16.8 million of pre-tax synergies

Return on Average Assets        1.62%
Return on Average Equity       20.33%
Loan Loss Reserves to Loans     1.34%
Loan Loss Reserves to NPL's   346.54%
Net Charge-off Ratio            0.16%
Leverage Ratio                  7.19%